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                                                                    EXHIBIT 10.2


                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

        THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this "Amendment") is made and entered into as of the 5th day of October 2001 by and between AMERISTAR CASINOS, INC., a Nevada corporation (the "Employer"), and THOMAS M. STEINBAUER (the "Employee") for the purpose of amending that certain Employment Agreement dated November 15, 1993 between the parties (the "Agreement"). Unless otherwise required by the context, capitalized terms used herein without definition have the same meaning as used in the Agreement. This Amendment has been authorized and approved by the Board of Directors of the Employer and the Compensation Committee of the Board of Directors of the Employer.

        1. AMENDMENT OF SECTION 5.3 OF THE AGREEMENT. Section 5.3 of the Agreement is hereby amended to read in its entirety as follows:

               "5.3   VOLUNTARY TERMINATION BY THE EMPLOYEE FOR GOOD REASON. The
        Employee shall be entitled to terminate this Agreement and his employment under this Agreement at any time for any of the following reasons or upon any of the following events:

                      (a) if the Employer significantly and adversely changes the nature or scope of the Employee's authorities or duties; provided, however, that the appointment of a new chief financial officer of the Employer shall not constitute such a change in nature or scope until sixty (60) days after the commencement of employment of any such new chief financial officer;

                      (b)    if the Employer reduces the Employee's base salary;

                      (c) if the Employer materially decreases the benefits made available to the Employee (other than decreases imposed equally upon all of the Employer's other employees or all of its executive officers);

                      (d) if the Employer requires the Employee to relocate out of the greater metropolitan Las Vegas, Nevada area or requires the Employee to undertake new and excessive business travel without the Employee's prior consent; or

                      (e)    at any time on or after July 1, 2002, with thirty
               (30) days' prior written notice to the Employer."

        2. AMENDMENT OF SECTION 5.5(b) OF THE AGREEMENT. Section 5.5(b) of the Agreement is hereby amended to read in its entirety as follows:

               "(b)   VOLUNTARY TERMINATION BY THE EMPLOYER WITHOUT CAUSE OR
        UPON VOLUNTARY TERMINATION BY THE EMPLOYEE FOR GOOD REASON. If the Employer shall terminate this Agreement and the Employee's employment hereunder without cause, as permitted by Section 5.2 of this Agreement, or if the Employee


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        shall terminate this Agreement and his employment hereunder, as permitted by Section 5.3 of this Agreement, then:

                      (1) the Employee shall be entitled to receive any unpaid compensation earned by and vested in him through the effective date of termination as provided for in this Agreement, computed pro rata up to and including that date;

                      (2) the Employer shall pay to the Employee as severance the amount of Two Hundred Seventy-Five Thousand and 00/100 Dollars ($275,000.00);

                      (3) if the Employee's employment shall terminate prior to the payment by the Employer to the Employee of the Employee's annual bonus for the 2001 fiscal year, the Employer shall pay to the Employee an additional severance payment (prorated as provided below) based on an annual bonus amount ranging from a minimum of Seventy-Five Thousand and 00/100 Dollars ($75,000.00) to a maximum of One Hundred Twenty-Five Thousand and 00/100 Dollars ($125,000.00), which annual bonus amount shall be determined by the President and Chief Executive Officer of the Employer based on merit, the financial performance of the Employer and other relevant factors; provided, however that such determination shall be subject to the approval of the Compensation Committee of the Board of Directors of the Employer; and provided, further, that the additional severance amount payable pursuant to this clause shall be computed pro rata up to and including that date of termination of the Employee's employment;

                      (4) notwithstanding any contrary provisions of any stock option agreements between the Employer and the Employee:

                             (A) such options shall terminate upon the later of one year after the termination date of Employee's employment with the Employer and 90 days after the termination of any other qualifying relationship between the parties (e.g., a consulting relationship) unless the Employee has resumed or initiated a qualifying relationship and has such a qualifying relationship on such date. During such period, the Employee may exercise such options provided that any such option has not expired in accordance with its terms or has otherwise terminated as provided in the applicable stock option agreement;

                             (B) all unvested options granted to the Employee prior to 2000 shall be deemed fully vested on the date of termination of the Employee's employment with the Employer; and


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                             (c)    if the Employee's employment shall terminate
                      on or after December 15, 2001, the vesting of the option exercisable for 20,000 shares granted on October 16, 2000 by the Employer to the Employee shall be accelerated with respect to 7,200 of such shares, and such option shall be deemed fully vested with respect to such 7,200 shares on the date of termination of the Employee's employment with the Employer (in addition to the vesting of such option with respect to 5,000 shares on October 16, 2001, as provided in the applicable stock option agreement); and

                      (5) the Employer shall continue the Employee's group health and Exec-U-Care or similar insurance, at the Employer's expense, for eighteen (18) months after the termination of employment or, at the Employer's option, payment to the Employee of the economic equivalent thereof. Upon the completion of such period, the Employee shall be eligible for COBRA benefits;

               provided, however, that the provision of such severance and other benefits shall not determine, govern or affect the Employee's entitlement to (x) any payments or benefits under any bonus or incentive plan now or in the future in effect for the Employer,
               (y) any accrued vacation or other compensation under any other plan, policy or arrangement provided by the Employer or its Affiliates, or (z) any other employee benefit plan or arrangement, and shall not expressly or implicitly constitute continued employment. Except as otherwise specifically provided herein, the Employee shall be entitled to no other compensation or participation in any benefit program after the effective date of termination. The receipt by the Employee of the benefits provided for in this Section 5.5(b) shall be subject to the condition that the Employee accepts and executes, without subsequent revocation, a release of claims substantially in the form attached hereto as Exhibit A."

        3. AMENDMENT OF SECTION 9 OF THE AGREEMENT. Section 9 of the Agreement is hereby amended to read in its entirety as follows:

               "9     POLICY ON TRADING IN SECURITIES OF THE EMPLOYER. The
        Employee acknowledges receipt of the Ameristar Casinos, Inc. Policy on Securities Trading by Employees and Their Associates, and agrees to abide by the terms thereof as a condition to his continued employment by the Employer. The Employee agrees to reaffirm his receipt and understanding of such policy annually in writing to the Employer as and when requested by the Employee's supervisor."

        4. INCREASE IN BASE SALARY. Effective September 1, 2001, Employee's annual base salary shall be increased to Three Hundred Thousand and 00/100 Dollars ($300,000.00). The Employer shall pay to the Employee retroactive back pay, as necessary, to give effect to this increase in annual base salary, subject to required payroll withholding.


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        5.     BONUS FOR 2001. The Employee shall be entitled to an annual bonus for the 2001 fiscal year ranging from a minimum of Seventy-Five Thousand and 00/100 Dollars ($75,000.00) to a maximum of One Hundred Twenty-Five Thousand and 00/100 Dollars ($125,000.00), which shall be determined by the President and Chief Executive Officer of the Employer based on merit, the financial performance of the Employer and other relevant factors; provided, however that such determination shall be subject to the approval of the Compensation
Committee of the Board of Directors of the Employer. This bonus shall be paid at the same time as annual bonuses are paid to other similarly situated management personnel of the Employer, unless the Employee has elected to defer receipt of all or part of the bonus amounts to which he is entitled in respect of 2001 in accordance with the terms and provisions of any deferred compensation plan maintained by the Employer. This bonus shall be payable only if the Employee is employed by the Employer at the time of payment of the bonus.

        6. ADDITION OF EXHIBIT A TO THE AGREEMENT. There is hereby added to the Agreement an Exhibit A reading in its entirety as set forth in Exhibit A to this Amendment.

        7. DELETION OF SECTION 3.3. Section 3.3 of the Agreement is hereby amended to read its entirety as follows: "3.3 [Intentionally Omitted]."

        8. ACKNOWLEDGMENT BY THE EMPLOYEE. The Employee represents and acknowledges the following:

                      (a) he has carefully read the Agreement and this Amendment in their entirety;

                      (b) he understands the terms and conditions contained therein and herein;

                      (c) he has had the opportunity to review this Amendment with legal counsel of his own choosing, and has done so or has knowingly chosen not to do so, and has not relied on any statements made by the Employer or its legal counsel as to the meaning of any term or condition contained in the Agreement and this Amendment or in deciding whether to enter into this Amendment; and

                      (d) he is entering into this Amendment knowingly and voluntarily.

        9. AGREEMENT REMAINS IN FULL FORCE AND EFFECT. Except as modified hereby, the Agreement remains in full force and effect.


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        IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                                      EMPLOYER:
                                      AMERISTAR CASINOS, INC.


                                      By: /s/ GORDON R. KANOFSKY
                                          --------------------------------------
                                          Gordon R. Kanofsky
                                          Senior Vice President of Legal Affairs


                                      EMPLOYEE:

                                      /s/ THOMAS M. STEINBAUER
                                      ------------------------------------------
                                      Thomas M. Steinbauer






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                                    EXHIBIT A

                              SEPARATION AGREEMENT
                                       AND
                           GENERAL AND SPECIAL RELEASE

        This Separation Agreement and General and Special Release ("Agreement") is made by and between THOMAS M. STEINBAUER (the "Employee") and AMERISTAR CASINOS, INC., a Nevada corporation (the "Employer"), with respect to separation payments to be paid to the Employee conditioned in part on a complete release by the Employee of any and all claims against the Employer and its affiliated entities, their respective directors, officers, employees, agents, accountants, attorneys, representatives, successors and assigns.

        In consideration of delivery to the Employee of the severance payments and benefits by the Employer conditionally promised by the Employer in that certain Employment Agreement by and between the Employee and the Employer dated November 15, 1993, as amended by an Amendment No. 1 to Employment Agreement dated as of October 5, 2001 (the "Employment Agreement") and with the sole exception of those obligations expressly recited herein or to be performed hereunder and of the Employee's claims to vested interests the Employee may have in employee benefit plans, stock options or restricted stock as defined exclusively in written documents, the Employee and the Employee's heirs, successors and assigns do hereby and forever release and discharge the Employer and its affiliated entities and their past and present directors, officers, employees, agents, accountants, attorneys, representatives, successors and assigns from any and all causes of action, actions, judgments, liens, indebtedness, damages, losses, claims, liabilities and demands of whatsoever kind and character in any manner whatsoever arising prior to the date of this Agreement, including but not limited to any claim for breach of contract, breach of implied covenant, breach of oral or written promise, allegedly unpaid compensation, wrongful termination, infliction of emotional distress, defamation, interference with contract relations or prospective economic advantage, negligence, misrepresentation or employment discrimination, and including without limitation, to the extent permitted by law, alleged violations of Title VII of the Civil Rights Act of 1964 prohibiting discrimination based on race, color, religion, sex or national origin, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967 (including the Older Workers Benefit Protection Act) prohibiting discrimination based on age over 40, the Americans With Disabilities Act prohibiting discrimination based on disability, the Fair Labor Standards Act, the Equal Pay Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974, and any other federal, state or local labor or fair employment law under which a claim might be brought were it not released here, all as amended from time to time.

        The Employee assumes the risk of any mistake of fact and of any facts which are unknown, and thereby waives any and all claims that this release does not extend to claims which the Employee does not know or suspect to exist in his favor at the time of executing this release, which if known by the Employee must or might have materially affected his settlement with the Employer.

        The Employee and the Employer represent, understand and expressly agree that this Agreement sets forth all of the agreements, covenants and understandings of the parties,


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superseding all other prior and contemporaneous oral and written agreements excepting only those written agreements set forth or referred to in the Employment Agreement between the Employee and the Employer. The Employee and the Employer agree that no other agreements or covenants will be binding upon the parties unless set forth in a writing signed by the parties or their authorized representatives, and that each of the parties is authorized to make the representations and agreements herein set forth by or on behalf of each such party. The Employee and the Employer each affirms that no promises have been made to or by either to the other except as set forth in the Employment Agreement or this Agreement.

        The Employee and the Employer agree that any and all disputes, controversies or claims arising out of this Agreement or concerning his employment or its termination shall be determined exclusively by final and binding arbitration pursuant to the terms of the Employment Agreement.

        The Employee acknowledges that he has had twenty-one (21) days within which to consider this Agreement if he has wished to do so, that he has seven
(7) days from the date of his acceptance of this Agreement within which to revoke his acceptance, that he has been and hereby is advised by the Employer to consult with counsel concerning this Agreement and has had an opportunity to do so, and that no payments will be made to the Employee by the Employer hereunder until after such seven (7) days and until the Employee shall have provided thereafter reasonable assurances on request that he has not revoked his acceptance of this Agreement within such seven (7) days. The Employee affirms that he enters into this Agreement freely and voluntarily.


        Dated _____________, _____ at ____________________________, ____________


                                        ________________________________________
                                                     the Employee


        Dated _____________, _____ at ____________________________, ____________


                                        AMERISTAR CASINOS, INC.


                                        By _____________________________________

                                        Its ____________________________________



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